Exhibit 10.5

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, AND HOLDER HAS, IF REQUIRED BY THE COMPANY, DELIVERED AN OPINION OF COUNSEL TO THAT EFFECT.  BY ACCEPTING THIS NOTE, HOLDER REPRESENTS, AMONG OTHER THINGS, THAT IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) OF THE SECURITIES ACT) AND IS NOT A U.S PERSON, AND IS ACQUIRING THIS NOTE AND WILL ACQUIRE ANY CONVERSION SHARES (AS DEFINED HEREIN) OUTSIDE THE U.S. AND IN ACCORDANCE WITH REGULATION S, AND WILL NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THIS NOTE OR THE COMMON STOCK OF THE COMPANY PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED HEREIN) EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.  ISSUANCE OF THE CONVERSION SHARES IS CONDITIONED UPON THE CONTINUED AVAILABILITY OF REGULATION S IN RESPECT OF HOLDER AT TIME OF CONVERSION, OR THE AVAILABILITY TO HOLDER OF ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IN RESPECT OF SUCH ISSUANCE.

PROMISSORY NOTE

US $1,500,000.00	June 12, 2008

FOR VALUE RECEIVED, Osiris Therapeutics, Inc. , a Delaware corporation (the “ Company ”), having an address of 7015 Albert Einstein Drive, Columbia, MD, U.S.A., hereby promises to pay to the order of                                               (the “ Holder ”), at the offices of Holder at                                                               or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of One Million Five Hundred Thousand U.S. Dollars ($1,500,000.00) (the “ Principal ”) together with accrued and unpaid interest, upon the terms and conditions hereinafter set forth.

1.             Payment Terms.  The Company promises to pay to Holder the Final Payment Amount (as hereinafter defined) on December 12, 2008 (the “Maturity Date”), unless this Note is earlier redeemed by the Company, pursuant to Section 3 hereof, as applicable.  All accrued and unpaid interest shall be due and payable in accordance with Section 2 hereof.  All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued and unpaid interest then due and payable and the remainder to Principal.  “Final Payment Amount” means an amount equal to the sum of the total unpaid Principal plus any accrued and unpaid interest.

2.             Interest. Interest on the outstanding portion of Principal of this Note shall accrue at a rate of twenty percent (20%) per annum.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All accrued interest shall be due and payable in cash on the Maturity Date or  the Redemption Date (as hereinafter defined) as the case may be, in each case in accordance with the terms and conditions of this Note. Any accrued but unpaid interest will be paid in cash at the time of conversion. If the Maturity Date or the Redemption Date be on a day that is not a business day, payment of any amounts due and payable on such date shall be effected on the immediately following business day.

3.             Redemption of this Note. This Note may be redeemed by the Company upon any monthly anniversary date of issuance by payment to Holder in immediately available funds of the sum of the total unpaid principal plus any accrued but unpaid interest.  The Company must provide written notice to Holder not less than 10 days prior to the effective date of such redemption (the “Redemption Date”).

4.             The indebtedness evidenced hereby ranks pari passu in right of payment to the indebtedness evidenced from time to time by the other of the Offered Notes (as defined below) and to any other debt securities of the Company now or hereafter existing and so providing, and the indebtedness evidenced hereby ranks senior in right of payment to all classes and series of the Company’s capital stock.  By accepting this Note the Holder does expressly consent to the aforesaid ranking in right of payment and agrees to perform, from time to time, such acts, and to execute, acknowledge and/or deliver such other instruments, documents and agreements, as may from time to time be requested by the Company, or as may from time to time otherwise be reasonably requested, necessary or required, to so confirm or provide.

5.             Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)                                           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)                                           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

6.             Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital, redemption or repayment of debt or other general corporate purposes.

7.             No Waiver in Certain Circumstances.  No course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

8.             Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

9.             No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful.  In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.  As a condition to its obligation to make any payment of interest hereunder without withholding as may otherwise be required under applicable U.S. tax laws, the Company may require that the Holder submit to the Company a properly completed IRS Form W-8 or similar or successor form sufficiently demonstrating to the reasonable satisfaction of the Company that no such withholding is required.

10.          Representations, Warranties and Covenants of Holder.  By accepting this Note, Holder represents and warrants to the Company, and agrees, as follows:

(a)                                           The principal address of Holder is outside of the United States, and Holder is not a U.S. Person as such term is defined and used in Regulation S.

(b)                                           At the time the “buy” order was originated in respect of Holder’s acquisition of this Note, Holder was outside of the U.S., and Holder is outside the U.S. as of the date of the execution and delivery of this Note by Holder.  No offer to acquire this Note was made to Holder or its representatives inside the United States.

(c)                                            Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(d)                                           Holder is acquiring this Note for his/her/its own account, not on behalf or for the account of any U.S. Person, and the purchase of this Note has not been pre-arranged with a purchaser in the U.S.

(e)                                            The Holder will make all resales of this Note only outside of the United States in compliance with Regulation S, or pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.  Specifically, Holder will not resell this Note to any U.S. Person or within the United States prior to the expiration of one year (the “Distribution Compliance Period”) after the closing of the offering to which this Note relates, except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(f)                                             Holder will not engage in any hedging transactions with respect to this Note or the Common Stock of the Company at any time prior to the expiration of the Distribution Compliance Period, except in compliance with the Securities Act.

(g)                                            The Company is and will be relying on the truth and accuracy of Holder’s representations, warranties, agreements, acknowledgements and understandings as set forth herein, in order to determine the applicability of such exemptions and the suitability of Holder and his/her/its acquisition of the Note upon conversion hereof.

(h)                                           Holder has been furnished with, or has acquired, copies of all of the documents filed by the Company with the United States Securities and Exchange Commission during the twelve months prior to the date hereof, as well as all other documents made available by the Company for public dissemination during the same period, including, but not limited to, press releases, and Holder has been provided all necessary and appropriate information about the Company to make an informed investment decision with respect to the acquisition of this Note.

(i)                                               Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder’s investment in the Company; Holder has been provided the opportunity to make all necessary and appropriate inquiries of the Company regarding Company’s business and associated risks, and Company has complied with all such requests; and Holder is able financially to bear the risk of losing Holder’s full investment in this Note.

(j)                                              The Note is being acquired in a transaction not involving a public offering within the United States within the meaning of the Securities Act, and Holder understands that this Note has not been and will not be registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are and will be

“restricted securities” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.  Prior to any proposed transfer of this Note, Holder shall, among other things, give written notice to the Company of Holder’s intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 10 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws.

(k)                                           Holder understands that no U.S. federal or state government or agency has passed on or made any recommendation or endorsement of offering for sale or the sale of this Note.

(l)                                               Holder acknowledges that this Note is one of several similar notes (collectively the “Offered Notes”) in the aggregate principal amount of up to $10,000,000, or at the option of the Company, a greater amount; and that there is no restriction imposed hereby upon the Company in respect of the incurring by the Company of additional debt or the issuance by the Company of additional debt or equity securities, or otherwise.

11.          Security Interest.  The Company’s obligations under this Note and the other Offered Notes are secured by a grant of, and the Company does hereby grant to the Holder (and has similarly granted or is or will similarly grant to the other Offered Noteholders in respect of the obligations under the other Offered Notes), subject to the terms, provisions and limitations hereof, a security interest in (the “Collateral”) all tangible and intangible assets of the Company now existing or hereafter arising (together with products and proceeds), other than and in any event excluding :

(i) all tangible and intangible assets which are the subject of any security interest previously granted by the Company which would prohibit or conflict with a grant of a security interest hereunder or under the other Offered Notes, and in any event and without regard to whether or not so prohibited or conflicting, excluding all tangible and intangible assets which are the subject of a security interest previously granted by the Company in favor of Boston Scientific Corporation, and

(ii) whether now or hereafter existing or arising, all (a) leases and other contracts, (b) licenses (including licenses to software and intellectual property), (c) rights of the Company under such leases, other contracts and licenses, (d) property, if any, that is or becomes the subject of such leases, other contracts or licenses, and (e) without limiting (a) through (c), collaborative arrangements by and between the Company and any third party and any and all interests or rights of the Company in respect of the assets related thereto.

The security interest granted hereby, and any corresponding lien, is and shall be further subject and subordinate to any security interest and lien granted by the Company in the Collateral and established at any time or from time to time in the future as part of any financing arrangements that may be entered into by and between the Company and any bank or financial institution, and shall rank pari passu and shall be deemed hereby and thereby to be spread with the security interests otherwise granted and liens established or created in the Collateral pursuant to or as contemplated by the other Offered Notes or any other convertible debt securities of the Company as may be issued from time to time and which so expressly provide, and the Holder by accepting this Note does hereby expressly consent thereto, it being the intention of the Company and the Holder that the security interest hereby granted, and any corresponding lien established or created, shall rank in right of priority (subject in any event to the limits and exclusions otherwise herein provided) in respect of the Collateral senior only to the general unsecured indebtedness and other unsecured obligations of the Company now or hereafter existing, pari passu with the security interests granted and liens established or created pursuant to or as contemplated by the other Offered Notes and any other convertible debt securities of the Company as may be issued from time to time and which so expressly provide, and junior to any other lien created or security interest granted by the Company.

In the event Company fails to perform any of its repayment obligations under this Note, and such default is continuing for a period of 10 business days after written notice from Holder to the Company (“Default”), Holder may accelerate repayment of the Principal plus any accrued interest and exercise, without further notice, all rights and remedies under this Note or enforce any rights otherwise available.  In the case of such Default, Holder shall give the Company not less than 60 business days prior written notice of its intended disposition of the Collateral; provided, however, if Company cures such Default prior to expiration of such notice period, Default will be not deemed to have occurred and Holder shall have no rights to accelerate repayment or enforce the Collateral.  For the purpose of enforcing any and all rights and remedies under this Note, Holder may (i) require the Company to, upon Holder’s reasonable request, assemble all or any part of the Collateral as directed by the Holder and make it available to Holder during normal business hours at the Company’s headquarters, (ii) to the extent permitted by applicable law, enter, without breach of the peace, any premises where any such Collateral is or may be located and, reasonably seize and remove such Collateral from such premises, (iii) direct the Company to reasonably provide relevant information from the Company’s books and records relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer the Collateral, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent Holder deems reasonably appropriate.  Notwithstanding anything to the contrary herein, the security interest granted hereby is expressly limited to the Final Payment Amount outstanding under this Note and Holder shall exercise the foregoing rights in such a fashion so as to minimize disruption to Company and its business operations and only to the extent necessary to recover such unpaid Final Payment Amount.  Holder and the Company shall work in good faith to effectuate the intent of the previous sentence.  The security interest granted hereby and any corresponding lien created or established, shall terminate and expire upon payment in full of the Final Payment Amount or upon the occurrence of the Conversion Date, which ever first occurs, and without further action on the part of the Company or Holder.  Holder will execute any documents or instruments the Company may reasonably request to evidence such expiration.  All rights and remedies of the Holder hereunder shall be exercised in a manner which recognizes rights of the other Offered Noteholders in respect of the Collateral and in respect of the lien and payment priority provided for hereunder.

By acceptance of this Note, Holder acknowledges and agrees that (i) certain assets of the Company are excluded from the security interest granted hereby, (ii) the security interest granted to Holder pursuant hereto, and any corresponding lien created or established, is and shall be subject and subordinate to any lien and security interest heretofore or hereafter granted by the Company or created and established as part of any financing arrangement that may be entered into by and between the Company and any bank or financial institution and, subject in any event to the limits and exclusions otherwise herein provided, such lien and security interest shall rank senior only to the general unsecured indebtedness and other unsecured obligations of the Company now or hereafter existing, (iii) the Company is issuing or may issue the other Offered Notes, and in addition thereto may also issue from time to time in the future other convertible debt securities, and has granted or may grant in connection with the issuance of the other Offered Notes or such other convertible debt securities, security interests in the Collateral which may, and the lien in respect of which may, rank pari passu in priority with the security interest granted hereby, and Holder does hereby consent to the grant by the Company of such security interests and the establishment and creation of such liens.  Holder shall perform, from time to time, such acts, and shall execute, acknowledge and/or deliver such other instruments, documents and agreements as the Company reasonably may request in order to consummate the transactions provided for in this Note.  Without limiting the foregoing, by accepting this Note the Holder does expressly consent to the aforesaid ranking in respect of lien priority and subordination and agrees to perform, from time to time, such acts, and to execute, acknowledge and/or deliver such instruments, documents and agreements, as may from time to time be requested by the Company, or as may from time to time otherwise be reasonably requested, necessary or required, to so confirm or provide.

14.          Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by each of the Company and Holder.  This Note may not be conveyed, assigned or transferred by Holder without the prior written consent of the Company.  Any permitted subsequent Holder of this Note shall be deemed, by accepting this Note, to have made and reaffirmed to the Company each and every of the acknowledgements, consents, agreements, representations, warranties and covenants of the original Holder hereof.  All notices hereunder shall be in writing and be deemed given if personally delivered, sent by overnight courier (provided proof of delivery is received) or sent by telecopy (provided a confirmation of transmission is received) at the addresses of the respective parties set forth in the initial paragraph of this Note or such other address as either party shall notify the other of from time to time.  The Company hereby submits to personal jurisdiction in the State of Maryland, consents to the jurisdiction of any competent state or federal district court sitting in the County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

Osiris Therapeutics, Inc.

By:
	Name:	Philip R. Jacoby, Jr.
	Title:	Interim Chief Financial Officer

ACCEPTED as of the date first above written:

Holder:

By:
Name:
Title: